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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Best Buy Co., Inc. of our report dated April 2, 2001, included in the 2001 Annual Report to Shareholders of Best Buy Co., Inc. We also consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Deferred Compensation Plan (Nos. 333-49371 and 333-80967), the 1997 Directors' Non-Qualified Stock Option Plan (No. 333-39531), the 1997 Employee Non-Qualified Stock Option Plan (Nos. 333-39535 and 333-61897), the 1987 Employee Non-Qualified Stock Option Plan (No. 33-54875), the 1994 Full-Time Employee Non-Qualified Stock Option Plan (No. 33-54871), the 1987 Directors' Non-Qualified Stock Option Plan (No. 33-54873), the 2000 Restricted Stock Award Plan (No. 333-46228), The Assumed Musicland 1988 Stock Option Plan, The Assumed Musicland 1992 Stock Option Plan, The Assumed Musicland 1994 Stock Option Plan and The Assumed Musicland 1998 Stock Incentive Plan (collectively No. 333-56146) of our report dated April 2, 2001, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 3, 2001.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 31, 2001

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  Exhibit 23.1
Consent of Independent Auditors